UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2017

McGRATH RENTCORP

(Exact name of registrant as specified in its Charter)

California	000-13292	94-2579843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5700 Las Positas Road,

Livermore, CA 94551-7800

(Address of principal executive offices)

(925) 606-9200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Security Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2017, the board of directors (the “Board”) of McGrath RentCorp (the “Company”) appointed Bradley M. Shuster as a member of the Company’s Board. The Board further appointed Mr. Shuster to the audit and governance committee of the Board. Mr. Shuster will receive an annual cash retainer for Board and Board committee services of $28,113, which is a pro-rated amount based on Mr. Shuster’s date of appointment, and was granted 1,600 restricted stock units with a fair market value of $55,264.

Mr. Shuster currently serves as Chairman of the Board and Chief Executive Officer of NMI Holdings, (NASDAQ: NMIH) and its principal subsidiary, National Mortgage Insurance Corporation (National MI), positions he has held since 2012. Prior to joining NMI, Mr. Shuster was an executive with The PMI Group for 13 years, where he held various positions over the course of his tenure, the most recent being president of International and Strategic Investments and chief executive officer of PMI Capital Corporation. Before joining PMI, Mr. Shuster was a partner at Deloitte, LLP. Mr. Shuster holds a Bachelor of Science in Business Administration from the University of California, Berkeley, and an M.B.A. from the University of California, Los Angeles.

The Company intends to enter into its standard director indemnification agreement with Mr. Shuster, the form of which was filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 that was filed with the U.S. Securities and Exchange Commission on March 18, 2002.

There is no arrangement or understanding between Mr. Shuster and any other person pursuant to which Mr. Shuster was selected as a director. Mr. Shuster does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Effective July 26, 2017, Robert Hood tendered his resignation from the Company’s Board.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated July 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRATH RENTCORP

Dated: July 31, 2017	By:	/s/ Keith E. Pratt
Keith E. Pratt
Executive Vice President and Chief Financial Officer